As electronically filed with the Securities and Exchange Commission on January 2, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ------------------------------

Date of Report (Date of earliest event reported): NOVEMBER 26, 1996

                       ATLANTIC SOUTHEAST AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                        0-11097                58-1354495
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

     100 HARTSFIELD CENTRE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30354-1356
               (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code (404) 766-1400



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ITEM 5.  OTHER EVENTS.

The Reorganization

         After the close of business on December 31, 1996, Atlantic Southeast Airlines, Inc. ("AIRLINES") completed a corporate reorganization that included creation of a parent holding company for Airlines (the "REORGANIZATION").

         At 11:59 p.m., Eastern Standard Time, December 31, 1996 (the "EFFECTIVE TIME OF THE MERGER"), Airlines effected a merger (the "MERGER"), with Atlantic Southeast Merging Co., a Georgia corporation ("MERGING CO.") pursuant to an Amended and Restated Agreement and Plan of Merger dated November 6, 1996 (the "MERGER AGREEMENT"), by and among Airlines, ASA Holdings, Inc. ("ASA HOLDINGS"), and Merging Co. Upon the consummation of the Merger, (a) each issued and outstanding share of Airlines' common stock, $0.10 par value per share ("AIRLINES COMMON STOCK"), other than shares held by Airlines as treasury shares, was automatically deemed converted into one share of ASA Holdings' common stock, $0.10 par value per share ("HOLDINGS COMMON STOCK"),
(b) each issued and outstanding share of common stock of Merging Co. was automatically deemed converted into one share of the surviving corporation, Airlines, (c) the shares of Holdings Common Stock owned by Airlines before the Merger were canceled and (d) the shares of Airlines Common Stock held by Airlines as treasury shares before the Merger were canceled. Each of Airlines' shareholders immediately before the Merger have exactly the same proportionate interest in ASA Holdings after the consummation of the Merger as their proportionate interest in Airlines immediately before the Merger.

         Prior to the Merger, there was no public market for Holdings Common Stock and Airlines Common Stock was traded on The Nasdaq Stock Market's National Market under the symbol "ASAI." Upon the opening of the market after the Effective Time of the Merger, Holdings Common Stock will be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will be traded on The Nasdaq Stock Market's National Market under the symbol "ASAI." Airlines Common Stock will be simultaneously delisted from The Nasdaq Stock Market's National Market. Airlines Common Stock will cease to be registered under Section 12(g) of the Securities Exchange Act of 1934 and Airlines will make all required filings with the Securities and Exchange Commission to that effect.

         Prior to the Reorganization, ASA Investments, Inc., a Delaware corporation ("INVESTMENTS"), was a wholly owned subsidiary of Airlines. The sole business of Investments has been to invest certain cash assets contributed to it by Airlines. Before the Effective Time of the Merger, Investments effected a dividend to Airlines of $20 million for liquidity purposes. After the Effective Time of the Merger on December 31, 1996, Airlines effected a dividend to ASA Holdings of all of the shares of capital stock of Investments held by Airlines.

         Airlines and Investments are now wholly owned subsidiaries of ASA Holdings.

NTSB Findings

         On August 21, 1995, Airlines suffered a tragic loss when one of its flights crashed. There were 26 passengers and three crew members on board that flight. Of those individuals, there were nine fatalities (including one crew member), 12 individuals either were not hospitalized or were released the day after the crash with minor injuries and eight individuals were more seriously injured. No one was injured or killed on the ground. The crash also caused minor damage to a few trees adjacent to the pasture in which the plane came to rest. Airlines had the crash site cleaned in accordance with the Environmental Protection Agency's guidelines and regulations. Airlines has received insurance proceeds from its insurance company related to the hull value of the aircraft and the debt related to this aircraft was paid with part of these insurance proceeds. A number of claims and lawsuits have been filed in connection with this matter. The propeller manufacturer (through its insurer) has agreed to address all claims arising from this accident without acknowledging fault. Accordingly, Airlines management does not believe that Airlines has any liability in this matter, based on factual information currently available to it. Therefore, Airlines has not accrued a liability for potential claims. Neither the propeller manufacturer or its insurer has entered into any written indemnity agreement with Airlines or its insurer and neither is legally obligated to indemnify either Airlines or its insurer for expenses actually incurred in connection with the crash. In addition, Airlines maintains insurance coverage which it believes, based on factual information currently available to it, is sufficient to cover claims associated with this incident if Airlines were found to be at fault.

         On November 26, 1996, the National Transportation Safety Board (the "NTSB") released the results of their investigation. The NTSB concluded that the probable cause of the accident was the in-flight fatigue fracture and separation of a propeller blade that resulted in excessive drag, loss of wing lift and reduced directional control of the aircraft. The NTSB further concluded that the fracture in the propeller blade was caused by a fatigue crack from multiple corrosion pits that were not discovered by the propeller manufacturer because of inadequate and ineffective corporate inspection and repair techniques, training, documentation and communication. The NTSB also determined that factors contributing to the accident included failure of the propeller manufacturer and the Federal Aviation Administration ("FAA") to require recurrent on-wing ultrasonic inspections for the affected propellers. Finally, the NTSB concluded that (a) the flight crew was trained, certified and qualified to conduct the flight, (b) the flight crew was in good health and held the proper FAA medical certificates, (c) there was no evidence that the performance of any crew member was impaired by alcohol, drugs or fatigue, (d) the flight was conducted in accordance with applicable FAA regulations and company requirements and (e) Airlines maintained the aircraft in accordance with applicable FAA regulations and company operations specifications.

         As a result of the investigation, the NTSB made several safety recommendations to the FAA, including, without limitation, recommendations regarding engineering, inspection, testing and repair of propeller blades.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 1997


                                  ATLANTIC SOUTHEAST AIRLINES, INC.


                                  By: /s/ George F. Pickett
                                     -------------------------------------------
                                      George F. Pickett, Chairman of the Board
                                      and Chief Executive Officer
                                      (Principal Executive Officer)